Exhibit 99.1

Rotech Healthcare:

Philip L. Carter

President & Chief Executive Officer

Janet L. Ziomek

Chief Financial Officer

407-822-4600

FOR IMMEDIATE RELEASE

Rotech Healthcare Reports Fourth Quarter and Fiscal Year End December 31, 2003 Results

ORLANDO, Fla. — February 25, 2003 — Rotech Healthcare Inc. (OTC: ROHI.PK) (the “Company”) today reported net revenues for the fourth quarter ended December 31, 2003, were $140.6 million, versus net revenues of $154.9 million for the same period last year. The Company reported net earnings of $8.1 million for the fourth quarter as compared to net earnings of $2.1 million in the fourth quarter of 2002. Diluted earnings per share was $.32 for the quarter ended December 31, 2003 as compared to $.08 for the quarter ended December 31, 2002.

For the twelve months ended December 31, 2003, net revenues were $581.2 million, compared to pro forma net revenues of $617.8 million for the twelve months ended December 31, 2002. Net revenues for the twelve months ended December 31, 2002, are presented on a pro forma basis because our predecessor, Rotech Medical Corporation, was the reporting entity in the first quarter of 2002, prior to transferring substantially all of its assets to Rotech Healthcare Inc., the successor reporting entity in the second quarter of 2002. The net earnings for the twelve months ended December 31, 2003, was $9.8 million compared to a pro forma net loss of $119.4 million for the twelve months ended December 31, 2002. Included in the prior year operating results for this time period were reorganization items of $186.2 million, the majority of which related to fresh-start reporting adjustments, and an extraordinary gain on debt discharge of $20.4 million. As a result of emerging from bankruptcy and adopting fresh-start reporting, historical financial information may not be comparable with financial information for those periods after emergence from bankruptcy. Diluted earnings per share was $.38 for the twelve months ended December 31, 2003.

The Company repaid $30 million in bank debt during the three months ended December 31, 2003 and $110.5 million for the twelve months ended December 31, 2003.

During the second quarter ended June 30, 2003, management completed an assessment of the depreciation estimates made on April 1, 2002, related to long-lived assets acquired from its predecessor, Rotech Medical Corporation. Based on information then available, the Company revised its depreciation policy for these assets from an aggregate of four years from the date acquired from Rotech Medical, to depreciating the assets over a period ending five years from the date the assets were originally acquired by our predecessor. The revised estimates on depreciable lives for approximately $138 million of rental property was necessary to more closely match the replacement rates of rental property acquired with its specific useful remaining life. As a result of that change in depreciation estimate, the Company recognized approximately $2.1 million for the three months ended December 31, 2003 and $42.5 million for the twelve months ended December 31, 2003 in additional depreciation expense which has been included as a component of cost of sales.

Respiratory therapy equipment and services revenues represented 85.9% of total revenue for the fourth quarter, versus 81.4% for the fourth quarter of last year and 83.9% for the twelve months ended December 31, 2003 versus 79.4% for the twelve month pro forma period ended December 31, 2002. Durable medical equipment (DME) revenues represented 13.0% of total revenue in the fourth quarter, versus 16.8% for the same period last year and 14.7% for the twelve months ended December 31, 2003 versus 18.6% for the twelve month pro forma period ended December 31, 2002.

The Company views earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA) as a commonly used analytic indicator within the health care industry, which serves as a measure of leverage capacity and debt service ability. These performance measures should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from this benchmark are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, the benchmarks as presented may not be comparable to other similarly titled measures of other companies. EBITDA was $48.8 million for the quarter ended December 31, 2003, versus $32.8 million for the quarter ended December 31, 2002.

Set forth below is a comparable reconciliation of the Company’s net earnings to EBITDA:

Comparable reconciliation of Net Earnings to EBITDA (Dollars in Thousands)

	Three Months Ended December 31,
	2002	2003
Net earnings	$2,064	$8,063
Income taxes	3,032	6,195
Interest expense	10,625	9,650
Depreciation & amortization	17,112	24,904

EBITDA	$32,833	$48,812

Philip L. Carter, President and Chief Executive Officer, commented that fourth quarter results ended a remarkable year for Rotech. EBITDA and EBITDA as a percentage of revenue has increased in each of the four quarters of 2003 with the fourth quarter reporting record levels of $48.8 million and 35% respectively. Mr. Carter added that over the year the balance sheet has been strengthened by reducing inventory from $21 million to $8 million, repaying $110 million in debt and reducing DSOs to a record low of 52 days.

About Rotech Healthcare

Rotech Healthcare Inc. is a leading provider of home respiratory care and durable medical equipment and services to patients with breathing disorders such as chronic obstructive pulmonary diseases (COPD). The Company provides its equipment and services in 48 states through approximately 500 operating centers, located principally in non-urban markets. Rotech’s local operating centers ensure that patients receive individualized care, while its nationwide coverage allows the Company to benefit from significant operating efficiencies.

Forward-Looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to known, and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties, many of which are beyond the control of the Company, include but are not limited to, the risks, uncertainties and assumptions associated with: changes in reimbursement policies and other legislative initiatives aimed at reducing healthcare costs associated with Medicare and Medicaid; the collectibility of the Company’s accounts receivable; changes in government regulation generally; compliance with various settlement agreements and corporate compliance programs established by the Company; the Company’s emergence from bankruptcy and its spin-off from its former parent company; compliance with confidentiality requirements with respect to patient information; and other factors. Rotech Healthcare Inc. does not undertake any obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Tables to Follow

Rotech Healthcare Inc.

Unaudited Condensed Consolidated Balance Sheets

(unaudited)

(Dollars in Thousands)

	December 31, 2002	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$28,012	$20,980
Accounts receivable, net	97,418	81,862
Other accounts receivable	2,066	892
Inventories	21,447	7,989
Other current assets	8,404	18,666

Total current assets	157,347	130,389

Property and equipment, net	217,364	150,752
Identifiable intangible assets, net	18,966	17,684
Other goodwill	2,316	11,256
Reorganization value in excess of value of identifiable assets—goodwill	668,923	668,347
Other assets	26,290	16,228

	$1,091,206	$994,656

Liabilities and Stockholders’ Equity

Current liabilities:
Accrued liabilities	$74,877	$67,327
Current portion of long term debt	1,799	692

Total current liabilities	76,676	68,019

Deferred tax liabilities	14,987	25,905
Priority tax claim	8,957	8,352
Long term debt, less current portion	476,714	367,308
Series A Convertible Redeemable Preferred Stock	5,346	6,101

Stockholders’ equity:
Common stock	2	3
Additional paid-in capital	494,998	495,881
Retained earnings	13,526	23,087

Total stockholders’ equity	508,526	518,971

	$1,091,206	$994,656

Rotech Healthcare Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Predecessor Company	Successor Company	Pro forma Company	Successor Company
	Three Months Ended March 31, 2002	Nine Months Ended December 31, 2002	Twelve Months Ended December 31, 2002	Three Months Ended December 31, 2002	Three Months Ended December 31, 2003	Months Twelve Ended December 31, 2002

Net revenues	$154,750	$463,025	$617,775	$154,892	$140,584	$581,221
Product and supply costs	22,513	67,542	90,055	21,985	16,169	73,900
Patient service equipment depreciation	12,147	39,363	51,510	13,627	17,397	102,819

Total cost of net revenues	34,660	106,905	141,565	35,612	33,566	176,719

Gross profit	120,090	356,120	476,210	119,280	107,018	404,502
Costs and expenses:
Provision for doubtful accounts	3,661	11,481	15,142	3,074	5,728	20,033
Selling, distribution and administrative	88,099	282,872	370,971	98,080	77,382	327,903

Total costs and expenses	91,760	294,353	386,113	101,154	83,110	347,936

Operating income	28,330	61,767	90,097	18,126	23,908	56,566

Interest (income) expense, net	(17)	33,093	33,076	10,625	9,650	39,062
Earnings before reorganization items, income taxes, extraordinary items and cumulative effect of a change in accounting principle	28,347	28,674	57,021	7,501	14,258	17,504

Reorganization items	182,291	3,899	186,190	2,405	—	—

(Loss) earnings before income taxes, extraordinary items and cumulative effect of a change in accounting principle	(153,944)	24,775	(129,169)	5,096	14,258	17,504
Federal and state income (benefit) taxes	(203)	10,903	10,700	3,032	6,195	7,689

(Loss) earnings before extraordinary items and cumulative effect of a change in accounting principle	(153,741)	13,872	(139,869)	2,064	8,063	9,815

Cumulative effect of change in accounting principle for mandatorily redeemable financial instruments	—	—	—	—	—	30
Extraordinary gain on debt discharge	20,441	—	20,441	—	—	—

Net (loss) earnings	(133,300)	13,872	(119,428)	2,064	8,063	9,785
Accrued dividends on redeemable preferred stock	—	346	346	113	—	225

Net (loss) earnings available for common stockholders	$(133,300)	$13,526	$(119,774)	$1,951	$8,063	$9,560

Net earnings per common share—basic		$0.54		$0.08	$0.32	$0.38

Net earnings per common share—diluted		$0.54		$0.08	$0.32	$0.38

Weighted average shares outstanding—basic		25,000,000		25,000,000	25,039,103	25,010,881

Weighted average shares outstanding—diluted		25,000,000		25,000,000	25,263,186	25,363,107

5

ROTECH HEALTHCARE INC.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(Dollars in Thousands)

	Predecessor Company	Successor Company	Pro forma Company	Successor Company
	Three Months Ended March 31, 2002	Nine Months Ended December 31, 2002	Twelve Months Ended December 31, 2002	Three Months Ended December 31, 2002	Three Months Ended December 31, 2003	Twelve Months Ended December 31, 2003
Net (loss) earnings	$(133,300)	$13,872	$(119,428)	$2,064	$8,063	$9,560

Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:

Reorganization items	182,291	3,899	186,190	2,405	—	—
Provision for doubtful accounts	3,661	11,481	15,142	3,074	5,728	20,033
Depreciation and amortization	14,986	47,935	62,921	17,112	24,904	119,648
Deferred income taxes	—	(448)	(448)	3,879	3,886	3,886
Extraordinary gain on debt discharge	(20,441)	—	(20,441)	—	—	—
Net change in operating assets and liabilities	(13,859)	23,322	9,463	12,848	1,236	(8,102)

Net cash provided by operating activities	33,338	100,061	133,399	41,382	43,817	145,025

Net cash used by reorganization items	(8,848)	(1,710)	(10,558)	(215)	—	—

Net cash provided by operating activities and reorganization items	24,490	98,351	122,841	41,167	43,817	145,025

Cash flows from investing activities:
Purchases of property and equipment	(15,299)	(47,273)	(62,572)	(16,308)	(9,204)	(41,993)
Business acquisitions	—	(2,903)	(2,903)	—	(1,156)	(3,029)
(Increase) decrease in other assets	(6,929)	(363)	(7,292)	—	(164)	3,254

Net cash used in investing activities	(22,228)	(50,539)	(72,767)	(16,308)	(10,524)	(41,768)

Cash flows from financing activities:

Net proceeds from long term borrowings (payments)	483,040	—	483,040	—	—	—
Debt issuance costs	16,960	—	16,960	—	—	—
Payments of long term borrowings	—	(21,487)	(21,487)	(15,487)	(30,000)	(110,513)
Payments of liabilities subject to compromise/priority tax claim	(27,932)	—	(27,932)	—	(142)	(605)
Net proceeds from stock option exercises	—	—	—	—	442	829
Net proceeds from sale/lease back of vehicles	10,191	—	10,191	—	—	—
Distributions to parent company, net	(487,804)	—	(487,804)	—	—	—

Net cash used in financing activities	(5,545)	(21,487)	(27,032)	(15,487)	(29,702)	(110,289)

(Decrease) increase in cash and cash equivalents	(3,283)	26,325	23,042	9,372	3,591	(7,032)

Cash and cash equivalents, beginning of period	4,970	1,687	4,970	18,640	17,389	28,012

Cash and cash equivalents, end of period	$1,687	$28,012	$28,012	$28,012	$20,980	$20,980